THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THIS DEBENTURE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS DEBENTURE UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO JAY JACOBS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO THE PROVISIONS OF RULE 144 OF THE ACT.

THIS DEBENTURE AND THE INDEBTEDNESS EVIDENCED HEREBY IS SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH IN A SUBORDINATION AGREEMENT (THE "SUBORDINATION AGREEMENT"), DATED AS OF MARCH 11, 1998, BY THE PAYEE OF THIS DEBENTURE IN FAVOR OF GENERAL ELECTRIC CAPITAL CORPORATION (THE "LENDER") TO ALL INDEBTEDNESS (INCLUDING INTEREST) AT ANY TIME OWED BY THE MAKER OF THIS DEBENTURE TO LENDER, AND EACH HOLDER OF THIS DEBENTURE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE SUBORDINATION AGREEMENT.


                                    [FORM OF]

                                JAY JACOBS, INC.

          14% Subordinated Convertible Debenture due December 31, 1998


[$_________]                                                     March  11, 1998


     FOR VALUE RECEIVED, JAY JACOBS, INC., a Washington corporation (the "Company"), hereby promises to pay to [PURCHASER'S NAME] (the "Purchaser"), or permitted assigns (the Purchaser or its registered assign(s), as applicable, is referred to herein as the "Holder"), the principal amount of [AMOUNT IN WORDS ($_________)] on December 31, 1998, and to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the annual rate of fourteen percent (14%). Interest shall be computed on the basis of a 360 day year and the actual number of days elapsed. Accrued and unpaid interest shall be due and payable semiannually in arrears on June 30 and December 31 of each year from the date hereof until the entire principal amount is paid. All amounts due and owing hereunder shall be payable in lawful money of the United States of America, in immediately available funds, at the principal office of the Holder or at such other place as the Holder may designate from time to time in writing to the Company. Any payment on this Debenture coming due on a Saturday, a Sunday or a day which is a legal holiday in the place at which a payment is to be made hereunder shall be made on the next succeeding day which is a business day in such place, and any such extension of the time of payment shall be included in the computation of interest hereunder.

This Debenture is issued pursuant and subject to and is entitled to the benefits of a certain Debenture Purchase Agreement dated as of March 11, 1998 between the Company and the Purchaser and other parties named therein (the "Debenture Purchase Agreement"). Capitalized words not defined herein shall have the meaning set forth in the Debenture Purchase Agreement

     Subject to the terms of the Debenture Purchase Agreement (including, but not limited to, the subordination provisions thereof), upon the occurrence or existence of an Event of Default (as defined in the Debenture Purchase Agreement) the Holder may, by notice to the Company, declare the entire unpaid principal amount of this Debenture, all interest accrued and unpaid hereon, and all other amounts payable to the Holder hereunder or under the Debenture Purchase Agreement to be forthwith due and payable, whereupon this Debenture, all such accrued interest and all such amounts shall become and be forthwith due and payable, and in addition thereto, and not in substitution therefor, the Holder shall be entitled to exercise any one or more of the rights and remedies provided by applicable law. Failure to exercise any right or remedy under this Debenture or available under applicable law shall not constitute a waiver of such option or such other remedies or of the right to exercise any of the same in the event of any subsequent Event of Default. The Company and all makers, sureties, guarantors, endorsers and other persons assuming obligations pursuant to this Debenture hereby waive presentment, protest, demand, notice of dishonor and all other notices and all defenses and pleas on the grounds of any extension or extension of the time of payments or the due dates hereof, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Debenture, no release of any obligor and no delay in enforcement of this Debenture or in exercising any right or power hereunder shall affect the liability of any obligor hereunder. The pleading of any statute of limitations as a defense to any demand against any obligor is expressly waived.

     1. Warrant. As part of the consideration for the loan evidenced by this Debenture, the Company has authorized and issued a Warrant (the "Warrant"), to Purchaser. The Warrant shall be exercisable at any time from the date hereof and on or before the date of the fifth anniversary hereof (the "Exercise Period"), regardless of whether this Debenture has been redeemed. The Warrant and this Debenture are not attached and may be assigned separately.

     2. Prepayment of Debenture.

          (a) Voluntary Prepayment. The Company may not prepay or redeem all or part of the Debenture prior to maturity hereof, without the prior written consent of the Holder of the Debenture.

          (b) Mandatory Prepayment. Unless agreed to in writing by the Holder, the Company shall be required to prepay:

               (i) In the event that the Company consummates a registered underwritten public offering covering the offer and sale of Common Stock for the account of the Company in which net proceeds to the Company of the public offering equals or exceeds $5 million (a "Public Offering"), then the Company must apply, at the request of the Holder, the proceeds of such Public Offering (to the extent available after payment of all Senior Indebtedness (as defined in Section 12(e) below) to prepay the unpaid principal amount and outstanding interest of this Debenture;

               (ii) Upon an Event of Default, subject to Section 5 herein;

               (iii) Upon a Change of Control (as defined below) of the Company, in which case the Holder shall have the right, at is sole discretion, to require the Company to repurchase the Debenture upon ten (10) business days' prior written notice at a price equal to 105% of the principal amount of the Debenture plus any unpaid interest thereon. The Company shall provide the Holder with written notice within two
          (2) business days of a Change of Control. For purposes of this Section only, "Change of Control" means any event or series of events by which
          (A) any Person or group obtains a majority (by voting or otherwise) of the securities of the Company ordinarily having the right to vote in the election of directors; (B) during any two year period, individuals who at the beginning of any such two year period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of the majority of the directors then still in office who were either directors at the beginning of such period or whose election, recommendation, or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; (C) the merger, consolidation, reorganization, recapitalization, dissolution or liquidation of the Company if as a result the current stockholders no longer own more than 50% of the voting securities of the Company; (D) any sale, lease, exchange or other transfer of all, or substantially all, of the assets of the Company; or (E) the adoption of a plan leading to the liquidation or dissolution of the Company; or

               (iv) Upon the issuance of any subordinated indebtedness by the Company, other than the Debentures ("New Subordinated Debt").

     3. No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Debenture, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment due to such event. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on exercise of this Debenture above the Exercise Price then in effect, (b) will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of this Debenture from time to time and (c) will not consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company, unless such other person (or, in the case of a merger or consolidation in which the Company is the surviving entity, the person issuing the securities involved in such merger or consolidation) shall expressly assume in writing and will be bound by all the terms of this Debenture.

     4. Notices of Record Date, etc. In the event the Company (a) takes a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or (b) consolidates or merges into, or transfers all or substantially all of its assets to, another corporation, or (c) dissolves or liquidates (the events described in the foregoing clauses (b) and (c) being hereinafter referred to as a "Fundamental Change"), then and in each such event the Company will mail or cause to be mailed to the registered Holder of this Debenture a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such Fundamental Change is to be effected, and the time, if any to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable on any Fundamental Change and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or a favorable vote of stockholders, if either is required. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken or 20 days prior to the record date therefor, whichever is earlier.

     5. Holder's Rights upon an Event of Default. Upon an Event of Default (including without limitation failure to pay principal and interest), as more fully set forth in the Debenture Purchase Agreement, the Holder, at its discretion, shall have the right to:

          (a) demand payment in full of the principal amount of this Debenture and all unpaid interest hereon;

          (b) extend the term of the Debenture subject to receiving additional warrants (the "Additional Warrants") to purchase Common Stock or Common Stock Equivalent Shares equal to such Holder's Pro Rata Interest (as set forth on Exhibit A to the Debenture Purchase Agreement) in an aggregate of three percent (3%) of the Common Stock or Common Stock Equivalent Shares on a fully diluted basis; in such case the terms of the Additional Warrants shall be substantially similar to those of the Warrants, including without limitation a term of five years and an exercise price of $.01 per share of Common Stock or $1.00 per Common Stock Equivalent Share;

          (c) convert the principal amount of this Debenture, or any portion thereof, into the number of fully paid and non-assessable shares of Series C Convertible Preferred Stock, par value $.01 per share, with the rights and preferences set forth in Exhibit E of the Debenture Purchase Agreement, of the Company determined by dividing the principal amount so converted by the purchase price of $100 per share (the "Conversion Shares"); or

          (d) enter into such other written agreement with the Company upon terms and conditions mutually agreeable to the parties thereto.

The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Debenture pursuant to this Section, all shares of Series C Convertible Preferred Stock from time to time issuable upon such exercise and such shares of Common Stock or Common Stock Equivalent Shares issuable upon exercise of the Additional Warrants and/or conversion of the Conversion Shares.

     6. Manner of Conversion.

          (a) In order to exercise the conversion right described in Section 5 above, the Holder shall surrender this Debenture to the Company at the address of the Company set forth in the Debenture Purchase Agreement (or at such other address as the Company, in accordance with the Debenture Purchase Agreement, shall specify in writing to the Holder), accompanied by written notice (the "Conversion Notice") to the Company stating that the Holder elects to convert this Debenture.

          (b) As soon as practicable after any such conversion, and in any event within ten (10) business days thereafter, the Company, at its expense (including the payment by it of any applicable issue or stamp taxes), will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Conversion Shares to which the Holder shall be entitled on such conversion, in such denominations as may be requested by the Holder. Concurrently with the issuance of such shares, the Company shall (i) pay all unpaid interest which accrued prior to the date of the Conversion Notice with respect to the portion of the principal amount of this Debenture then being converted, and (ii) cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a Debenture of like tenor in lieu of this Debenture for the principal amount not converted.

          (c) Each certificate for Conversion Shares initially issued upon conversion of this Debenture, unless at the time of conversion of such Conversion Shares are registered under the Act, shall bear the following legend (and any additional legend required by any securities exchange upon which such Conversion Shares may, at the time of such exercise, be listed) on the face thereof:

     "These securities have not been registered under the Securities Act of 1933, as amended, or under any state securities laws and may be offered, sold or transferred only if registered pursuant to the provisions of such laws, or if in the opinion of counsel satisfactory to the Company, an exemption from such registration is available."

     7. Transfer. Subject to applicable federal and state securities laws, the transfer of this Debenture and all rights hereunder, in whole or in part, is registrable at the office or agency of the Company by the Holder hereof in person or by his duly authorized attorney, upon surrender of this Debenture properly endorsed, provided that this Debenture (and any rights of the Holder hereunder) is non-transferable except to a person or entity controlled by, or under common control with, the Holder. Each taker and holder of this Debenture, by taking or holding the same, consents and agrees that this Debenture, when endorsed in blank, shall be deemed negotiable, and that the Holder hereof, when this Debenture shall have been so endorsed, may be treated by the Company and all other persons dealing with this Debenture as the absolute owner and holder hereof for any purpose and as the person entitled to exercise the rights represented by this Debenture, or to the registration of transfer hereof on the books of the Company; and until due presentment for registration of transfer on such books the Company may treat the registered holder hereof as the owner and holder for all purposes, and the Company shall not be affected by notice to the contrary.

     8. Register. The Company shall maintain, at the principal office of the Company (or such other office as it may designate by notice to the Holder hereof), a register for the Debenture, in which the Company shall record the name and address of the person in whose name a Debenture has been issued, as well as the name and address of each transferee and each prior owner of such Debenture.

     9. Replacement. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture and, in the case of any such loss, theft or destruction of this Debenture, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Debenture, the Company at its expense will execute and deliver, in lieu thereof, a new Debenture of like tenor; provided, however, if a Debenture held by Holder its nominee or any of its partners, principals, officers or directors is lost, stolen or destroyed, the affidavit of a general partner or any principal or corporate officer of Holder setting forth the circumstances with respect to such loss, theft or destruction shall be delivered to the Company and shall be accepted as satisfactory evidence thereof, and no indemnity bond or other security shall be required as a condition to the execution and delivery by the company of a new Debenture in replacement of such lost, stolen or destroyed Debenture.

     10. Remedies. The Company stipulates that the remedies at law of the Holder of this Debenture in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Debenture are not and will not be adequate, and that such terms may be specifically enforced pursuant to a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     11. No Sinking Fund; Payment Unsecured. No sinking fund or similar provision shall be required to fund payment of principal or interest under this Debenture. Payment of principal and interest on this Debenture is unsecured.

     12. Subordination.

          (a) Subordination to Senior Indebtedness. The payment of the principal of and interest on this Debenture is hereby expressly made subject to the terms and conditions contained in that certain Subordination Agreement, dated as of March 11, 1998, by and between each of the Purchasers and General Electric Capital Corporation.

          (b) Ranking with respect to other Subordinated Indebtedness. This Debentures shall rank pari passu with all other Subordinated Indebtedness of the Company. "Subordinated Indebtedness" means any indebtedness of the Company, whether outstanding on the date hereof or incurred, assumed or guaranteed by the Company, which is subordinated in right of payment or in rights upon liquidation to Senior Indebtedness.

     13. Notices. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent pursuant to this Debenture shall be given, served and sent in accordance with the provisions of the Debenture Purchase Agreement.

     14. Miscellaneous. This Debenture and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. Any amendment, modification or addition to this Debenture is subject to the provisions governing same in the Debenture Purchase Agreement. This Debenture shall be construed and enforced in accordance with and governed by the laws of the State of Delaware (excluding the choice of law rules thereof). The headings in this Debenture are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.


      [Balance of Page Left Blank Intentionally -- Signature Page Follows]

         IN WITNESS WHEREOF, the undersigned has caused this Debenture to be duly executed on its behalf as of the date first hereinabove set forth.


                                       JAY JACOBS, INC.



                                       By: _____________________________________
                                           Name:  Rex L. Steffey
                                           Title:  President and Chief Executive
                                                   Officer